UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07                      Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of GameTech International, Inc. (the “Company”) was held on April 13, 2011.  At the annual meeting, our stockholders: (i) elected each of the persons listed below to serve as a Company director until the next annual meeting of stockholders; (ii) approved the appointment of Piercy Bowler Taylor & Kern as the Company’s independent public accountants for the fiscal year ending October 30, 2011; and (iii) adopted the Company’s 2011 Stock Incentive Plan.

The Company’s independent inspector of elections reported the vote of stockholders as follows:

PROPOSAL 1: ELECTION OF DIRECTORS

NAME	FOR	WITHHELD	BROKER NON-VOTES
RICHARD H. IRVINE	4,909,277	1,469,061	4,155,156
KEVIN Y PAINTER	5,243,918	1,134,420	4,155,156
SCOTT H. SHACKELTON	4,889,216	1,489,122	4,155,156
DONALD K. WHITAKER	5,261,465	1,116,873	4,155,156

PROPOSAL 2: RATIFY APPOINTMENT OF PIERCY BOWLER TAYLOR & KERN

	FOR	AGAINST	ABSTAIN
	10,498,680	2,250	6,421

PROPOSAL 3: APPROVE THE COMPANY’S 2011 STOCK INCENTIVE PLAN

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
	4,315,905	2,023,490	12,800	4,155,156

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By: /s/ James B. Robertson
James Robertson
Vice President & General Counsel

Dated:           April 18, 2011